SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               ________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 18, 1998


                            SEARS, ROEBUCK AND CO.

              (Exact name of registrant as specified in charter)


New York                1-416                         36-1750680
(State or Other         (Commission File Number)      (IRS Employer
Jurisdiction of                                        Identification No.)
Incorporation)


3333 Beverly Road, Hoffman Estates, Illinois          60179
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (847) 286-2500

Item 5.     Other Events.

      On February 18, 1998, the registrant held an analysts conference in New York City. Attached as Exhibit 99.1 are excerpts from the presentation given at the conference that contain information regarding the businesses of the registrant.

      Certain of the statements included in Exhibit 99.1 are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The registrant's forward looking statements are based on assumptions about many important factors, including ongoing competitive pressures in the apparel industry, changes in consumer spending, general United States economic conditions, such as higher interest rates and consumer confidence, likely first-quarter results, the anticipated decline in credit results from historical levels, the availability of suitable acquisitions and growth opportunities in the Home Services business, and normal business uncertainty. In addition, certain of the registrant's projections encompass a five year period. The registrant cautions that the degree of uncertainty regarding predicted results increases relative to the length of time over which projections are made. While the registrant believes that its assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors which could cause actual results to differ materially from predicted results.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

The Exhibit Index on page E-1 is incorporated herein by reference.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    SEARS, ROEBUCK AND CO.



Date: February 19, 1998             By:  /S/Gary L. Crittenden
                                         GARY L. CRITTENDEN
                                         Executive Vice President
                                         and Chief Financial Officer




                                   EXHIBITS



99.1 Sears, Roebuck and Co. materials presented at analysts conference held on February 18, 1998 in New York City.













































                                      E-1